UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: March 16, 2015

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)	Compensatory Arrangements of Certain Officers.

Executive Officer and Non-Employee Director Compensation Equity Based Awards Program. Oragenics Inc.’s (the “Company”) long-term performance-based incentive program for executive officers (the “Executive LTIP Program”) and its long-term performance-based equity incentive based component for the non-employee directors (“Non-Employee Director LTIP Program” and together with the Executive LTIP the “LTIP Programs”) expired and terminated in accordance with their terms on December 31, 2014. The Compensation Committee of the Board of Directors (the “Compensation Committee”) recommended and approved, and the Board of Directors approved, a program of equity based awards from the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) described below which are intended to align the Board’s interests with stockholders over a long-term basis and thereby replace the expired LTIP Programs. With respect to executive officers, the new equity based program consists of equity awards in the form of stock options and in the form of restricted stock to be split 80% and 20%, respectively, that are broadly based upon a multiple of base salary and cash bonus compensation. With respect to non-employee directors, the new equity based program also provides for equity awards in the form of stock options and in the form of restricted stock to be split 66% and 33%, respectively. The new equity based programs also include a minimum dollar value stock ownership holding requirement threshold before shares can be sold which is described below.

Executive Officer Equity Awards. On March 16, 2015, in connection with and in furtherance of the new equity based award program, the Board of Directors of the Company approved stock option awards as previously recommended and approved by the Compensation Committee for the Company’s named executive officers currently employed with the Company. Mr. Sullivan, the Company’s Chief Financial; Officer, Mr. Fosmoe, the Company’s Senior Vice President of Operations/Product Development and Dr. Handfield, the Company’s Senior Vice President of Discovery Research, were granted options to purchase 200,000, 150,000 and 150,000 shares of Company common stock, respectively, under the Company’s 2012 Plan at an exercise price of $1.32 per share, the closing price on the March 16, 2015, the date of grant. The options are subject to time-based vesting in equal annual installments over a three-year period on the first, second and third anniversaries of the date of the grant, provided that the recipient remains employed with the Company through the vesting dates. The stock option awards are subject to the standard terms and conditions of the Company’s form of stock option agreement which includes earlier vesting upon a change in control of the Company. Restricted stock awards comprising the 20% component under the new equity based program have yet to be determined by the Compensation Committee, but are expected to be tied to performance based goals and objectives set by the Compensation Committee.

Non-Employee Director Equity Awards. Also on March 16, 2015, in connection with and in furtherance of the new equity based award program, the Board approved stock option awards in the amount of 80,000, to each of the Company’s non-employee directors, Frederick Telling, Charles Pope, Alan Dunton, Christine Koski and Robert Koski under the Company’s 2012 Plan at an exercise price of $1.32 per share, the closing price on the March 16, 2015, the date of grant. Dr. Telling, Mr. Pope, Dr. Dunton, Ms. Koski and Mr. Koski were each also awarded 40,000 restricted shares of Company common stock under the Company’s 2012 Plan of which 10,000 restricted shares will vest at the end of each calendar quarter in 2015 provided the recipient remains a director through the vesting date. The options are subject to time-based vesting in equal annual installments over a three-year period on the first, second and third anniversaries of the date of the grant, provided that the recipient remains a director of the Company through the vesting dates. The stock option and restricted stock awards are subject to the standard terms and conditions of the Company’s form of stock option and restricted stock agreements which include earlier vesting upon a change in control of the Company.

Minimum dollar value stock ownership holding requirements. Each executive officer and non-employee director receiving the above equity based awards will be subject to a minimum dollar value stock ownership holding requirement with respect to the awards received as well as all prior equity awards under the 2012 Plan which requirements are intended to align the ability to sell shares with the performance of the Company’s stock price. The above named executive officer recipients will each have a minimum dollar value stock ownership holding requirement threshold equal to two times (2x) their then base salaries below which dollar threshold they would be precluded from selling any shares of Company stock obtained from the Company under its 2012 Plan. Also, the above non-employee directors will each be subject to a minimum dollar value stock ownership holding requirement threshold equal to six times the annual Board retainer ($270,000) below which dollar threshold they would be precluded from selling shares of Company stock acquired from the Company under its 2012 Plan.

Consistent with the equity based awards referenced above the form of option agreements for officers and directors and the form of restricted stock award agreement for directors were revised and approved to add the minimum dollar value stock ownership requirements. The foregoing description of the material terms of the form of the Option Agreements for Employees and Directors and the form of Restricted Stock Award Agreement are qualified in their entirety by the specific terms of the form of agreements which are attached as Exhibit 10.1, 10.2 and 10.3, respectively to this Form 8-K and are incorporated herein by reference.

Non-Employee Director 2015 Cash Compensation. On March 16, 2015, the Board of Directors also approved certain adjustments to the cash compensation of non-employee directors with certain increases as a result of the significant amount of additional time spent by Board members on Company matters due to, among other factors, an increase in the number of expected in person meetings during the year and the Company’s current vacancy in the position of chief executive officer. The increases in Board committee services fees were to bring them in line with similarly sized companies.

The table below compares the cash compensation to non-employee directors for 2014 with the new cash compensation for 2015.

	2014	2015	Increase
Board:
Board Service - retainer	$24,000	$45,000	$21,000
Board Chairperson	$25,000	$40,000	$15,000

Audit Committee:
Audit Chairperson	$20,000	$20,000	—
Committee member - service	$5,000	$10,000	$5,000

Compensation Committee:
Compensation Chairperson	$15,000	$15,000	—
Committee member - service	$5,000	$7,500	$2,500

Nominating Committee:
Nominating Chairperson	$10,000	$10,000	—
Committee member - service	$5,000	$5,000	—

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Notice of Grant of Stock Options and Stock Option Award Agreement (Employee).

10.2	Form of Notice of Grant of Stock Options and Stock Option Award Agreement (Directors).

10.3	Form of Director Restricted Stock Award Agreement.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 18th day of March, 2015.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer